Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 4, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Reports First-Quarter 2011 Financial Results
•	Net Income is $321 Million, $0.54 per Share for First-Quarter 2011

•	Adjusted Income from Continuing Operations is $212 Million, $0.36 per Share

•	2011-12 Earnings Guidance Increased 11% on Higher NGL, Olefin Margins

•	Dividend Increased 60%

Quarterly Summary Financial Information	1Q 2011		1Q 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	$329	$0.55	($195)	($0.33)
Income (loss) from discontinued operations	(8)	(0.01)	2	—

Net income (loss)	$321	$0.54	($193)	($0.33)

Adjusted income from continuing operations*	$212	$0.36	$208	$0.36

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
     TULSA, Okla. — Williams (NYSE: WMB) announced unaudited net income attributable to Williams, for first-quarter 2011 of $321 million, or $0.54 per share on a diluted basis, compared with a net loss of $193 million, or a loss of $0.33 per share on a diluted basis for first-quarter 2010.
     The significant improvement in results for first-quarter 2011 is primarily due to the absence of $645 million of pre-tax charges incurred during first-quarter 2010. The charges were in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership.
     First-quarter 2011 also benefited from a $124 million income tax benefit associated with federal settlements and an international revised assessment, both pertaining to prior periods.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 1 of 9

Adjusted Income from Continuing Operations
     Adjusted income from continuing operations was $212 million, or $0.36 per share, for first-quarter 2011, compared with $208 million, or $0.36 per share for first-quarter 2010. The first-quarter 2011 adjusted results were lower compared with first-quarter 2011 net income primarily because of the previously noted tax benefit in the quarter.
     Improved results in the Midstream Canada & Olefins and Williams Partners segments were offset by lower results in the Exploration & Production segment in the first quarter. There is a more detailed description of the business results later in this press release.
     Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measure are attached to this news release.
CEO Comment
     “We’re off to a good start this year, and we’re expecting an even stronger performance for the remainder of 2011 and 2012,” said Alan Armstrong, president and chief executive officer. “We’ve increased our earnings guidance 11 percent for both years, as we expect strong NGL and olefin margins in our midstream businesses.
     “We continue to invest in and bring more value-adding natural gas and NGL infrastructure projects online. With abundant supplies in the new shale plays and growing demand from natural gas-fired electrical generation, the need for natural gas infrastructure will continue to grow.
     “When you combine our existing assets with $4.8 billion in growth capital planned for 2011 and 2012, Williams stands to play a major role in providing the infrastructure that will bring the vast natural gas and NGL supplies in North America to market,” Armstrong said.
Earnings Guidance Increased 11%, High-Dividend Strategy Initiated
     Earnings guidance for 2011-12 has been increased 11 percent to reflect higher NGL and oil prices and higher olefin margins. Capital expenditure guidance has been updated for 2011 and increased for 2012 to reflect new midstream projects in the Gulf of Mexico, as well as updated timing of certain projects.
     Following through with its previously announced plan, Williams recently announced a 60 percent increase of its quarterly dividend. The company continues to expect an additional 10 percent to 15 percent increase for the

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 2 of 9

quarterly dividends it will pay beginning in June 2012. Furthermore, Williams expects strong increases in its dividend payments beyond 2012.
     Please note that 2011-12 earnings and capital expenditure guidance does not reflect the company’s previously announced plans to separate into two stand-alone, publicly traded companies.
     Williams’ assumptions for certain energy commodity prices for 2011-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.

Commodity Price Assumptions and Financial Outlook	2011			2012
As of May 4, 2011
	Low	Mid	High	Low	Mid	High

Natural Gas ($/MMBtu):
NYMEX	$3.40	$4.25	$5.10	$4.00	$5.00	$6.00
Rockies	$3.10	$3.85	$4.60	$3.65	$4.55	$5.45
Avg. San Juan/Mid-Continent	$3.20	$4.00	$4.80	$3.70	$4.65	$5.60
Oil / NGL:
Crude Oil -WTI ($ per barrel)	$80	$95	$110	$80	$95	$110
Crude to Gas Ratio	21.6x	22.5x	23.5x	18.3x	19.2x	20.0x
NGL to Crude Oil Relationship	52%	52%	52%	51%	53%	54%

Average NGL Margins ($ per gallon) (1)	$0.64	$0.76	$0.88	$0.56	$0.73	$0.90

Capital & Investment Expenditures (millions)
Williams Partners	$1,560	$1,723	$1,885	$1,480	$1,630	$1,780
Exploration & Production	1,300	1,450	1,600	1,300	1,700	2,100
Midstream Canada & Olefins	350	400	450	400	450	500

Total Capital & Investment Expenditures (2)	$3,275	$3,625	$3,975	$3,200	$3,800	$4,400
Cash Flow from Continuing Operations (millions)	$2,750	$3,100	$3,450	$3,100	$3,638	$4,175

Adjusted Segment Profit (millions) (3)
Williams Partners	$1,695	$1,890	$2,085	$1,780	$2,050	$2,320
Exploration & Production	270	395	520	325	600	875
Midstream Canada &Olefins	225	275	325	275	325	375

Total Adjusted Segment Profit (2)	$2,200	$2,563	$2,925	$2,375	$2,975	$3,575

Adjusted Diluted Earnings Per Share (3)	$1.25	$1.55	$1.85	$1.45	$1.95	$2.45

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.

(2)	The sum of the ranges for each business line may not match total range; does not include the Other segment.

(3)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 3 of 9

Business Segment Results
     Beginning in first-quarter 2011, the results of Williams’ Canadian midstream and domestic olefins business are being reported in a new segment — Midstream Canada & Olefins. Williams’ other business segments for financial reporting are Williams Partners, Exploration & Production, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P.; Exploration & Production includes the domestic exploration and production business, gas marketing, and the company’s controlling interest in Apco Oil & Gas International Inc.; Other primarily includes a 25.5-percent interest in the Gulfstream interstate natural gas pipeline system for first-quarter 2011. In subsequent quarters, Other will primarily include a 1-percent interest in Gulfstream. Prior period segment results have been recast to reflect the new segment reporting structure.

Consolidated Segment Profit	1Q
Amounts in millions	2011	2010

Williams Partners	$437	$424
Exploration & Production	51	153
Midstream Canada & Olefins	74	20
Other	20	7

Consolidated Segment Profit	$582	$604

Adjusted Consolidated Segment Profit*	1Q
Amounts in millions	2011	2010

Williams Partners	$437	$419
Exploration & Production	69	144
Midstream Canada & Olefins	74	20
Other	9	7

Adjusted Consolidated Segment Profit	$589	$590

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
Williams Partners
     Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.
     For first-quarter 2011, Williams Partners reported segment profit of $437 million, compared with $424 million for first-quarter 2010.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 4 of 9

     Improved results in the gas pipeline business, as well as higher fee-based revenues and higher per-unit NGL margins in the midstream business, mostly offset by higher operating expenses and lower NGL equity volumes, drove the slight improvement in the first-quarter 2011 results.
     The lower NGL equity volumes in the first quarter were primarily due to the change of a major contract in the Gulf Coast region from keep-whole to percent-of-liquids processing.
     There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s first-quarter 2011 financial results news release, which is also being issued today.
Exploration & Production
     Exploration & Production is focused on developing its significant natural gas reserves and related NGLs in the Piceance Basin of western Colorado, as well as its growing positions in the Bakken Shale oil play in North Dakota and the Marcellus Shale in Pennsylvania. The business also has domestic operations in the Powder River Basin in Wyoming and the San Juan Basin in the southwestern United States and international investments in Argentina and Colombia.
     Exploration & Production reported segment profit of $51 million for first-quarter 2011, compared with $153 million for first-quarter 2010.
     The decline in first-quarter segment profit is primarily due to a 7-percent decline in realized average prices for domestic natural gas production, inclusive of hedge gains and losses. During first-quarter 2011, the realized average price for domestic production was $5.34 per thousand cubic feet of natural gas equivalent (Mcfe), compared with $5.77 in first-quarter 2010. The lower realized average price was partially offset by a 6-percent increase in production volumes sold during the quarter.

Average Daily Production
Amounts in million cubic feet equivalent of natural	1Q			4Q	Sequential
gas (MMcfe)	2011	2010	Change	2010	Change

Piceance Basin	706	632	12%	730	-3%
Powder River Basin	225	238	-5%	214	5%
Other Basins	224	221	1%	225	0%
U.S. Interests only	1,155	1,091	6%	1,169	-1%
U.S. & International Interests	1,210	1,145	6%	1,216	0%
     The slight decline in average daily production from fourth-quarter 2010 to first-quarter 2011 was primarily due to severe winter weather, which is typical for the first quarter. The winter weather reduced first-quarter 2011 production volumes by approximately 25 MMcfe/d.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 5 of 9

     Williams expects average annual daily production to increase by 9 percent and 11 percent at guidance midpoints in 2011 and 2012, respectively.
     Williams also continues to expand its oil production activities in the Bakken Shale. The company is currently operating three rigs and has plans to add two more rigs during the next six months. Williams’ current net production in the Bakken is approximately 4,000 barrels per day, roughly double the first-quarter 2011 average.
     Certain higher costs and expenses also contributed to the lower first-quarter segment profit. These costs and expenses include higher gathering and processing charges; higher exploration expenses, resulting from charges related to amortization of undeveloped leasehold acreage to provide for future expirations; higher lease and other operating expenses primarily due to increased workover and maintenance activity; and higher selling, general and administrative expenses.
Midstream Canada & Olefins
     Midstream Canada & Olefins reported first-quarter 2011 segment profit of $74 million, compared with $20 million for first-quarter 2010.
     The significant increase in Midstream Canada & Olefins’ segment profit is due to higher per-unit margins on Geismar ethylene, Canadian propane and propylene, and products produced from Canadian butylene/butane mix product. The products produced by the company’s Canadian butylene/butane splitter placed in service in August 2010 provide a higher combined per-unit margin than the butylene/butane mix product sold previously. Production volumes in Canada were also higher primarily due to the absence of the 2010 operational issues at a third-party facility that provides feedstock to our Canadian facility.
New Quarterly Presentation Format, Analyst Call/Webcast Tomorrow
     Utilizing its new format for quarterly earnings and outlook, the first-quarter slide presentation, data book and analyst package will be available shortly for viewing, downloading, and printing at www.williams.com. Williams will also be providing the quarterly presentation with audio commentary by CEO Alan Armstrong.
     Management will be available to discuss the first-quarter 2011 results and 2011-12 outlook during a live analyst call/webcast call beginning at 9:30 a.m. EDT tomorrow. Links to the live webcast will be available on Williams’ web site. A limited number of phone lines also will be available at (888) 516-2438. International callers should dial (719) 325-2190.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 6 of 9

     Replays of the first-quarter analyst call/webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williams.com.
Form 10-Q
     The company plans to file its first-quarter 2011 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.
Non-GAAP Measures
     This press release includes certain financial measures, adjusted segment profit, adjusted earnings and adjusted per share measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations and reflects mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production. These measures provide investors meaningful insight into the company’s results from ongoing operations and better reflect results on a basis that is more consistent with derivative portfolio cash flows. The mark-to-market adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings nor adjusted per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 7 of 9

About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 75-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Estimates of proved, probable, and possible gas and oil reserves;
•	Reserve potential;
•	Development drilling potential;
•	Cash flow from operations or results of operations;
•	Seasonality of certain business segments; and
•	Natural gas, natural gas liquids, and crude oil prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•	Costs of, changes in, or the results of laws, government regulations (including climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation, and rate proceedings;
•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism; and
•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 8 of 9

looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB)	First-Quarter 2011 Financial Results — May 4, 2011	Page 9 of 9

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
March 31, 2011

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)

	2010*					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(195)	$188	$(1,258)	$178	$(1,087)	$329

Income (loss) from continuing operations — diluted earnings per common share	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55

Adjustments:

Williams Partners (WP)
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$—	$—	$(8)	$(4)
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—
Involuntary conversion gain related Hurricane Ike	—	(7)	(7)	—	(14)	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4
Impairment of certain gathering assets	—	—	—	9	9	—
Unclaimed property assessment accrual adjustment- TGPL	—	(1)	—	—	(1)	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—

Total Williams Partners adjustments	(5)	(16)	(19)	8	(32)	—

Exploration & Production (E&P)
Gain on acreage swap	—	—	—	(7)	(7)	—
Gain on sale of certain assets	—	—	(1)	—	(1)	—
Impairment of goodwill	—	—	1,003	—	1,003	—
Impairments of certain natural gas properties and reserves	—	—	678	—	678	—
Prior years’ DD&A related to Piceance measurement issue	—	—	—	19	19	—
Unclaimed property assessment accrual	—	2	—	—	2	—
Mark-to-market adjustments	(9)	(4)	(17)	—	(30)	18

Total Exploration & Production adjustments	(9)	(2)	1,663	12	1,664	18

Midstream Canada & Olefins
Customer settlement gain	—	(6)	—	—	(6)	—

Total Midstream Canada & Olefins adjustments	—	(6)	—	—	(6)	—

Other
(Gain)/loss from Venezuela investment	—	(13)	(30)	—	(43)	(11)

Total Other adjustments	—	(13)	(30)	—	(43)	(11)

Adjustments included in segment profit (loss)	(14)	(37)	1,614	20	1,583	7

Adjustments below segment profit (loss)
Exploration & Production reorganization expenses — Corporate	—	—	—	—	—	4
Augusta refinery environmental accrual — Corporate	—	—	8	—	8	—
Early debt retirement costs — Corporate	606	—	—	—	606	—
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	3	—	—	—	3	—
Williams Partners	1	—	—	—	1	—
Restructuring transaction costs — Corporate	33	—	—	—	33	—
Restructuring transaction costs — Williams Partners	6	2	4	—	12	—
Allocation of Williams Partners’ adjustments to noncontrolling interests	(4)	1	1	(2)	(4)	—

	645	3	13	(2)	659	4

Total adjustments	631	(34)	1,627	18	2,242	11
Less tax effect for above items	(239)	9	(238)	—	(468)	(4)
Adjustments for tax-related items [1]	11	—	—	66	77	(124)

Adjusted income from continuing operations available to common stockholders	$208	$163	$131	$262	$764	$212

Adjusted diluted earnings per common share, including mark-to-market adjustments [2]	$0.36	$0.28	$0.22	$0.44	$1.29	$0.36

Weighted-average shares — diluted (thousands)	583,929	592,498	584,744	594,157	592,887	596,567

[1]	The first quarter of 2010 includes an adjustment for the reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation. The fourth quarter of 2010 includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The first quarter of 2011 includes federal settlements and an international revised assessment.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

*	2010 has been adjusted to reflect certain Exploration & Production operations as discontinued.
Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations
(UNAUDITED)

	2010*					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues	$2,591	$2,289	$2,300	$2,420	$9,600	$2,575
Segment costs and expenses:
Costs and operating expenses	1,917	1,717	1,748	1,782	7,164	1,908
Selling, general and administrative expenses	111	123	122	142	498	137
Impairments of goodwill and long-lived assets	—	—	1,681	10	1,691	—
Other (income) expense — net	(1)	(12)	(3)	(10)	(26)	(1)

Total segment costs and expenses	2,027	1,828	3,548	1,924	9,327	2,044

Equity earnings (losses)	40	39	38	46	163	40
Income (loss) from investments	—	13	30	—	43	11

Total segment profit (loss)	604	513	(1,180)	542	479	582

Reclass equity earnings (losses)	(40)	(39)	(38)	(46)	(163)	(40)
Reclass (income) loss from investments	—	(13)	(30)	—	(43)	(11)
General corporate expenses	(85)	(45)	(42)	(49)	(221)	(51)

Operating income (loss)	479	416	(1,290)	447	52	480

Interest accrued	(164)	(154)	(158)	(156)	(632)	(158)
Interest capitalized	17	13	13	8	51	9
Investing income — net	39	55	68	47	209	51
Early debt retirement costs	(606)	—	—	—	(606)	—
Other income (expense) — net	(7)	(1)	(4)	—	(12)	4

Income (loss) from continuing operations before income taxes	(242)	329	(1,371)	346	(938)	386
Provision (benefit) for income taxes	(94)	104	(150)	114	(26)	(6)

Income (loss) from continuing operations	(148)	225	(1,221)	232	(912)	392
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)

Net income (loss)	(146)	222	(1,226)	228	(922)	384
Less: Net income (loss) attributable to noncontrolling interests	47	37	37	54	175	63

Net income (loss) attributable to The Williams Companies, Inc.	$(193)	$185	$(1,263)	$174	$(1,097)	$321

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$(195)	$188	$(1,258)	$178	$(1,087)	$329
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)

Net income (loss)	$(193)	$185	$(1,263)	$174	$(1,097)	$321

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55
Income (loss) from discontinued operations	—	—	(0.01)	(0.01)	(0.02)	(0.01)

Net income (loss)	$(0.33)	$0.31	$(2.16)	$0.29	$(1.88)	$0.54

Weighted-average number of shares used in computations (thousands)	583,929	592,498	584,744	594,157	584,552	596,567

Common shares outstanding at end of period (thousands)	584,223	584,546	584,724	585,891	585,891	587,990
Market price per common share (end of period)	$23.10	$18.28	$19.11	$24.72	$24.72	$31.18

Common dividends per share	$0.11	$0.125	$0.125	$0.125	$0.485	$0.125

*	2010 has been adjusted to reflect certain Exploration & Production operations as discontinued.
Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)
(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Segment profit (loss):

Williams Partners	$424	$361	$371	$418	$1,574	$437
Exploration & Production	153	73	(1,631)	70	(1,335)	51
Midstream Canada & Olefins	20	61	42	49	172	74
Other	7	18	38	5	68	20

Total segment profit (loss)	$604	$513	$(1,180)	$542	$479	$582

Adjustments:

Williams Partners	$(5)	$(16)	$(19)	$8	$(32)	$—
Exploration & Production	(9)	(2)	1,663	12	1,664	18
Midstream Canada & Olefins	—	(6)	—	—	(6)	—
Other	—	(13)	(30)	—	(43)	(11)

Total segment adjustments	$(14)	$(37)	$1,614	$20	$1,583	$7

Adjusted segment profit (loss):

Williams Partners	$419	$345	$352	$426	$1,542	$437
Exploration & Production	144	71	32	82	329	69
Midstream Canada & Olefins	20	55	42	49	166	74
Other	7	5	8	5	25	9

Total adjusted segment profit (loss)	$590	$476	$434	$562	$2,062	$589

*	2010 has been adjusted to reflect Midstream Canada & Olefins as a separate segment and certain Exploration & Production operations as discontinued operations.

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income — net in the Consolidated Statement of Operations. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues	$1,490	$1,400	$1,327	$1,498	$5,715	$1,579

Segment costs and expenses:

Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105
Selling, general and administrative expenses	62	70	70	79	281	73
Other (income) expense — net	(3)	(6)	(13)	7	(15)	(11)

Total segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167

Equity earnings	26	27	24	32	109	25

Reported segment profit	424	361	371	418	1,574	437
Adjustments	(5)	(16)	(19)	8	(32)	—

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437

Exploration & Production
(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Production	$566	$507	$526	$545	$2,144	$554
Gas management	556	365	436	385	1,742	405
Hedge ineffectiveness and mark-to-market gains (losses)	9	—	16	2	27	3
International	20	22	22	25	89	24
Other	6	7	5	6	24	3

Total revenues	1,157	901	1,005	963	4,026	989

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	209	212	221	246	888	218
Lease and other operating expenses	51	54	61	70	236	65
Operating taxes	35	27	36	16	114	30
Exploration expense	4	9	26	19	58	21
Third party & affiliate gathering, processing and transportation	100	98	107	111	416	123
Selling, general and administrative expenses (including International)	41	42	44	52	179	55
Gas management expenses	558	377	447	392	1,774	417
International (excluding DD&A and SG&A)	11	10	9	11	41	10
Impairment of goodwill and long-lived assets	—	—	1,681	—	1,681	—
Other expense — net	—	4	9	(19)	(6)	5

Total segment costs and expenses	1,009	833	2,641	898	5,381	944

Equity earnings	5	5	5	5	20	6

Reported segment profit	153	73	(1,631)	70	(1,335)	51

Adjustments	(9)	(2)	1,663	12	1,664	18

Adjusted segment profit	$144	$71	$32	$82	$329	$69

Operating statistics

Domestic:
Total domestic net volumes (Bcfe)	98.2	100.0	103.4	107.5	409.1	103.9
Net domestic volumes per day (MMcfe/d)	1,091	1,099	1,124	1,169	1,121	1,155
Domestic realized price ($/Mcfe) (1)	$5.769	$5.064	$5.088	$5.070	$5.241	$5.335
Net domestic realized price ($/Mcfe) (2)	$4.754	$4.082	$4.055	$4.031	$4.223	$4.147
Production taxes per Mcfe	$0.362	$0.274	$0.346	$0.146	$0.279	$0.286
Lease and other operating expense per Mcfe	$0.518	$0.539	$0.592	$0.650	$0.576	$0.624

(1)	Domestic realized price is calculated the following way: production revenues (including hedging activities) divided by net volumes.

(2)	Net domestic realized price is calculated the following way: production revenues (including hedging activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	6.2	6.7	6.4	5.5	24.8	6.3
Volumes per day (MMcfe/d)	69	73	69	60	68	70

Volumes net to Williams (after minority interest) (Bcfe)	4.8	5.3	5.0	4.4	19.5	4.9
Volumes net to Williams per day (MMcfe/d)	54	58	54	47	53	55

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	103.0	105.3	108.4	111.9	428.6	108.8
Volumes net to Williams per day (MMcfe/d)	1,145	1,157	1,178	1,216	1,174	1,210

*	2010 has been adjusted to reflect certain Exploration & Production operations as discontinued operations.

Midstream Canada & Olefins
(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Olefin and NGL production sales	$240	$236	$218	$224	$918	$290
Marketing sales	48	41	36	82	207	67
Other revenues	6	5	5	6	22	6

	294	282	259	312	1,147	363

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)

Total revenues	272	257	232	272	1,033	316

Segment costs and expenses:
Olefin and NGL production cost of goods sold	195	153	150	147	645	186
Marketing cost of goods sold	48	44	35	81	208	66
Operating costs	23	25	23	23	94	23
Other
Selling, general and administrative expenses	6	7	7	9	29	8
Other (income) expense — net	2	(8)	2	3	(1)	6

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)

Total segment costs and expenses	252	196	190	223	861	242

Reported segment profit (loss)	20	61	42	49	172	74
Adjustments	—	(6)	—	—	(6)	—

Adjusted segment profit	$20	$55	$42	$49	$166	$74

Operating statistics

Geismar ethylene sales volumes (million lbs)	263	251	275	192	981	272
Canadian propylene sales volumes (million lbs)	22	30	33	42	127	38
Canadian NGL sales volumes (million gallons)**	28	36	34	47	145	45

*	2010 amounts were previously included as part of Other operating results.

**	NGL products include: propane, normal butane, isobutane/butylene, and condensate.

Capital Expenditures and Investments
(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Williams Partners	$120	$221	$246	$250	$837	$156
Exploration & Production	286	263	894	396	1,839	319
Midstream Canada & Olefins	18	22	26	28	94	45
Other	4	6	5	3	18	6

Total**	$428	$512	$1,171	$677	$2,788	$526

Purchase of businesses:
Williams Partners	$—	$—	$—	$150	$150	$—
Exploration & Production	—	—	—	949	949	—

Total	$—	$—	$—	$1,099	$1,099	$—

Purchase of investments:
Williams Partners	$9	$6	$435	$26	$476	$36
Exploration & Production	2	2	2	1	7	4
Other	2	(1)	2	2	5	2

Total	$13	$7	$439	$29	$488	$42

Summary:
Williams Partners	$129	$227	$681	$426	$1,463	$192
Exploration & Production	288	265	896	1,346	2,795	323
Midstream Canada & Olefins	18	22	26	28	94	45
Other	6	5	7	5	23	8

Total	$441	$519	$1,610	$1,805	$4,375	$568

Cumulative summary:
Williams Partners	$129	$356	$1,037	$1,463	$1,463	$192
Exploration & Production	288	553	1,449	2,795	2,795	323
Midstream Canada & Olefins	18	40	66	94	94	45
Other	6	11	18	23	23	8

Total	$441	$960	$2,570	$4,375	$4,375	$568

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482
Purchase of businesses	—	—	—	1,099	1,099	—
Purchase of investments	13	7	439	29	488	42

Total	$423	$495	$1,613	$1,811	$4,342	$524

**Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482
Changes in related accounts payable and accrued liabilities	18	24	(3)	(6)	33	44

Capital expenditures	$428	$512	$1,171	$677	$2,788	$526

*	2010 has been adjusted to reflect Midstream Canada & Olefins as a separate segment.

Depreciation, Depletion, and Amortization and Other Selected Financial Data
(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Depreciation, depletion, and amortization:
Williams Partners	$140	$140	$140	$148	$568	$150
Exploration & Production	211	214	224	246	895	219
Midstream Canada & Olefins	6	5	6	6	23	6
Other	4	7	4	6	21	6

Total	$361	$366	$374	$406	$1,507	$381

Other selected financial data:
Cash and cash equivalents	$1,644	$1,601	$1,015	$795	$795	$923

Total assets	$25,129	$24,947	$23,848	$24,972	$24,972	$25,083

Capital structure:
Debt
Current	$10	$160	$508	$508	$508	$532
Noncurrent	$8,615	$8,358	$8,002	$8,600	$8,600	$8,577
Stockholders’ equity	$7,919	$7,979	$7,025	$7,288	$7,288	$7,537
Debt to debt-plus-stockholders’ equity ratio	52.1%	51.6%	54.8%	55.6%	55.6%	54.7%

*	2010 has been adjusted to reflect Midstream Canada & Olefins as a separate segment.

Segment profit guidance – reported to adjusted

	2011 Guidance			2012 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,695	$1,890	$2,085	$1,780	$2,050	$2,320
Exploration & Production	250	375	500	325	600	875
Midstream Canada & Olefins	225	275	325	275	325	375
Other	21	14	6	(5)	—	5

Total Reported segment profit	2,191	2,554	2,916	2,375	2,975	3,575

Adjustments:
Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—
Loss related to Eminence storage facility leak	4	4	4	—	—	—

Total Williams Partners Adjustments	—	—	—	—	—	—

Mark-to-Market adjustment	20	20	20	—	—	—

Total Exploration & Production Adjustments	20	20	20	—	—	—

Gain from Venezuela investment	(11)	(11)	(11)	—	—	—

Total “Other” Adjustments	(11)	(11)	(11)	—	—	—

Total Adjustments	9	9	9	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,695	1,890	2,085	1,780	2,050	2,320
Exploration & Production	270	395	520	325	600	875
Midstream Canada & Olefins	225	275	325	275	325	375
Other	10	3	(5)	(5)	—	5

Total Adjusted segment profit	$2,200	$2,563	$2,925	$2,375	$2,975	$3,575

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations after MTM adjustments

	2011 Guidance						2012 Guidance
Dollars in millions	Low		Midpoint		High		Low	Midpoint	High
Reported income from continuing operations	$865		$1,045		$1,225		$875	$1,180	$1,485

Adjustments — pretax	13		13		13		—	—	—

Less taxes	(128)	[1]	(128)	[1]	(128)	[1]	—	—	—

Adjustments — after tax	(115)		(115)		(115)		—	—	—

Adjusted income from continuing ops	$750		$930		$1,110		$875	$1,180	$1,485

Adjusted EPS	$1.25		$1.55		$1.85		$1.45	$1.95	$2.45
1) Includes tax settlements and a revised assessment related to certain federal and international matters recorded in 1Q 2011.
Note: All amounts attributable to Williams; Diluted EPS.